Exhibit 99.1
News Release

Contact:	Linsey Wisniewski Corporate Communications 667-218-7700 Tim Flottemesch Investor Relations 833-447-2783
CONSTELLATION REPORTS SECOND QUARTER 2026 RESULTS
Earnings Release Highlights
•GAAP Net Income of $1.42 per share and Adjusted (non-GAAP) Operating Earnings of $2.55 per share for the second quarter of 2026
•Raising full-year Adjusted (non-GAAP) Operating Earnings guidance range to $11.50 – $12.50 per share
•FERC grants waiver allowing the transfer of existing Capacity Interconnection Rights (CIR) to Crane Clean Energy Center, and NRC approves Crane Clean Energy Center's fuel license
•Signed an additional 920 megawatts of long-term power purchase agreements for clean, reliable generation
•Entered into agreement to divest the Brazos Valley Energy Center (f/k/a Jack A. Fusco Energy Center)
•Filed license renewal applications for two New York Nuclear units
•Recertified as a Great Place to Work for the fourth straight year, named to The Civic 50 by Points of Light for the second consecutive year, and received DisabilityIN World's Top Disability Inclusive Business recognition
Baltimore (Aug 6, 2026) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the second quarter of 2026.
“This quarter's accomplishments reflect the momentum we're building across our business,” said Joe Dominguez, president and CEO of Constellation. “From advancing the restart of the Crane Clean Energy Center, to executing long-term agreements with our corporate customers and extending the lives of two critical New York assets, we’re strengthening the nation's energy infrastructure and helping meet growing demand for reliable power.”

“Our second-quarter results and increased full-year EPS guidance demonstrate the earnings power of our expanded platform, strong operational and commercial performance, and the disciplined execution of our capital allocation strategy,” said Shane Smith, executive vice president and chief financial officer of Constellation. “We remain focused on integrating Calpine, capturing the value of our expanded fleet and investing in opportunities that generate attractive returns. With a strong balance sheet, a differentiated customer facing business, and a generation portfolio well positioned to serve increasing demand for
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reliable energy, we are well positioned to deliver on our growth commitments and create sustained value for our owners.”
Second Quarter 2026
Our GAAP Net Income for the second quarter of 2026 decreased to $1.42 per share from $2.67 per share in the second quarter of 2025. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2026 increased to $2.55 per share from $1.91 per share in the second quarter of 2025. For the reconciliations of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the second quarter of 2026 primarily reflects:
•The addition of Calpine and favorable market and portfolio conditions, partially offset by unfavorable nuclear outages
Recent Developments and Second Quarter Highlights
•Progress continues at Crane Clean Energy Center paving way for restart: FERC approved our waiver request to transfer CIRs from the dual fuel Eddystone Units 3 and 4 in Pennsylvania to the Crane Clean Energy Center. This decision clears a critical regulatory hurdle for the plant restart, we expect the transfer to expedite its ability to deliver reliable emissions-free power to the grid. Additionally, the NRC has approved a fuel license amendment request for the Crane Clean Energy Center — a major milestone moving us closer to restarting operations in 2027.
•Helping our customers meet their evolving energy needs: We have signed an additional 920 megawatts (MW) of long-term power purchase agreements (PPA) for clean, reliable nuclear generation with a diverse set of investment grade customers. These agreements are for 15-20 years in duration and are set to begin in 2029 through 2032. Among these PPAs, our 176 MW agreement with Walmart will enable a 30 MW capacity expansion at our Dresden Clean Energy Center in Illinois and facilitate additional investments to strengthen the local community by supporting jobs and enabling continued expansion of operations and workforce.
•Agreement to divest the Brazos Valley Energy Center: In August 2026, we entered into an agreement with LS Power to divest the Brazos Valley Energy Center (f/k/a Jack A. Fusco Energy Center), a 606 MW natural gas-fired plant in ERCOT for $860 million before closing adjustments, a key step in satisfying regulatory commitments related to our acquisition of Calpine earlier this year. This marks the last asset sale required by our regulatory commitments under the acquisition. Closing of the sale is subject to the receipt of approval by the DOJ, and other customary closing conditions. We expect the transaction to close by the end of this year.
•License renewal applications for two New York nuclear units: We have filed license renewal applications with the NRC to extend the operations of the Ginna Clean Energy Center and the Nine Mile Point Unit 1 reactor in upstate New York to 2049. If approved, the units' operating licenses would be extended 20 years, to 2049. Nine Mile Point Unit 2 is currently licensed to operate until 2046.
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•Recognized for our culture: For the fourth year in a row we were Certified™ by Great Place to Work®. The designation is based on how our employees rate their experience working at Constellation. In a survey of about 5,000 of our employees, 83% of those who responded said it is a great place to work – about 26 points higher than the average U.S. company. Great Place to Work® is acknowledged worldwide as a global benchmark for workplace culture, employee experience and the leadership behaviors proven to deliver strong market performance, employee retention and increased innovation.
For the second year in a row we were recognized as one of the Civic 50® and as the energy sector leader by Points of Light. The Civic 50® is a well-respected standard for corporate social impact, recognizing the most community-minded companies in the U.S. for how they show up through employee volunteerism, community investment and broader social impact efforts.
We were recognized as a World’s Top Disability Inclusive Business based on our performance on the Disability Index®, the leading benchmark for disability inclusion. This recognition signifies that we’re a leading performer in disability inclusion, accessibility and workplace practices. It's also a reflection of our commitment to fostering an environment where all employees can do their best work, advance their careers and feel a true sense of belonging.
•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 44,160 gigawatt-hours (GWhs) in the second quarter of 2026, compared with 45,170 GWhs in the second quarter of 2025. Excluding Salem and STP, our nuclear plants at ownership achieved a 93.0% capacity factor for the second quarter of 2026, compared with 94.8% for the second quarter of 2025. There were 86 planned refueling outage days in the second quarter of 2026 and 41 in the second quarter of 2025 for sites we operate. There were 20 non-refueling outage days in the second quarter of 2026 and 22 in the second quarter of 2025 for sites we operate.
•Natural Gas, Oil, and Renewables Operations: As a result of our expanded fleet following the acquisition of Calpine in January 2026, we now consider Equivalent Forced Outage Factor (EFOF) to be a key operational metric beginning in 2026. EFOF represents the percentage for which a generating unit is not available due to forced outages and forced deratings in a given period. The EFOF of our natural gas, oil, and pumped-storage hydro fleet for the second quarter of 2026 is 6.2%. Renewable energy capture for our wind, solar and run-of-river hydro fleet was 96.0% in the second quarter of 2026, compared with 96.1% in the second quarter of 2025.
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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
The table below provides a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part, which may result in an effective tax rate that differs from the marginal rate. The marginal statutory income tax rate was 25.5% for the three months ended June 30, 2026 and 2025. The following table provides a reconciliation between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings for the three months ended June 30, 2026 compared to the same period in 2025.

	Three Months Ended June 30,
	2026		2025
(In millions, except per share data)		Earnings Per Share(a)		Earnings Per Share(a)
GAAP Net Income (Loss) Attributable to Common Shareholders	$513	$1.42	$839	$2.67
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $116 and $37, respectively)(b)	340	0.94	(121)	(0.38)
Decommissioning-Related Activities (net of taxes of $298 and $208, respectively)(c)	(221)	(0.61)	(144)	(0.46)
Amortization of Acquired Commodity Contracts (net of taxes of $51 and $—, respectively)(d)	149	0.41	—	—
Calpine Merger and Integration Costs (net of taxes of $17 and $3, respectively)(e)	84	0.23	9	0.03
Plant Retirements and Divestitures (net of taxes of $— and $2, respectively)	—	—	7	0.02
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $7 and $3, respectively)	20	0.06	9	0.03
Change in Legal and Environmental Liabilities (net of taxes of $12 and $—, respectively)	35	0.10	—	—
Adjusted (non-GAAP) Operating Earnings	$920	$2.55	$599	$1.91
_______
(a)Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 360 million and 314 million for the three months ended June 30, 2026 and 2025, respectively.
(b)Includes unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Reflects all gains and losses associated with NDTs, ARO accretion, ARC depreciation, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units. The tax effects of Regulatory Agreement Units result in a 100% effective tax rate under contractual offset accounting. Additionally, the tax effects of NDT investment returns result in different effective tax rates depending on whether the underlying funds are held within qualified or non-qualified trusts.
(d)In 2026, reflects the non-cash impacts of the amortization of certain commodity contracts recorded at fair value associated with the Calpine acquisition.
(e)Reflects costs associated with the completion of the Calpine merger and subsequent integration of its operations. Certain of these transaction-related expenses are not tax deductible.
Webcast Information
We will discuss second quarter 2026 earnings in a conference call scheduled for today at 10:00 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
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About Constellation
Constellation Energy Corporation (Nasdaq: CEG), a Fortune 200 company headquartered in Baltimore, is the largest private-sector power producer in the world and the nation’s largest producer of clean and reliable energy. With 55 gigawatts of capacity from nuclear, natural gas, oil, geothermal, hydro, wind and solar facilities, our fleet has the generating capacity to power the equivalent of 27 million homes, providing about 10% of the nation’s clean energy and delivering the around-the-clock reliability needed to power America’s growing economy. We are also the largest nuclear energy company in the U.S. and a leading competitive retail supplier, serving approximately 2.5 million customer accounts nationwide, including 80% of the Fortune 100. We are committed to investing in innovation and new technologies to drive the transition to a reliable, sustainable and secure energy future. Follow Constellation on LinkedIn and X.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income (Loss).
The tables above provide a reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income (Loss) given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the acquisition of Calpine Corporation, the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the acquisition should not be considered a forecast of future results.
Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2025 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and
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Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18 — Commitments and Contingencies; (2) the Registrants' Second Quarter 2026 Quarterly Report on Form 10-Q (to be filed on August 6, 2026) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 15 — Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Operating revenues	$7,504	$18,626
Operating expenses
Purchased power and fuel	4,023	10,375
Operating and maintenance	2,253	4,033
Depreciation and amortization	443	886
Taxes other than income taxes	207	436
Total operating expenses	6,926	15,730
Gain (loss) on sales of assets	2	16
Operating income (loss)	580	2,912
Other income and (deductions)
Interest expense, net	(283)	(536)
Other, net	603	649
Total other income and (deductions)	320	113
Income (loss) before income taxes	900	3,025
Income tax (benefit) expense	398	928
Equity in income (losses) of unconsolidated affiliates	6	14
Net income (loss)	508	2,111
Net income (loss) attributable to noncontrolling interests	(5)	8
Net income (loss) attributable to common shareholders	$513	$2,103

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Operating revenues	$6,101	$12,889
Operating expenses
Purchased power and fuel	3,132	7,516
Operating and maintenance	1,617	3,162
Depreciation and amortization	254	502
Taxes other than income taxes	147	307
Total operating expenses	5,150	11,487
Operating income (loss)	951	1,402
Other income and (deductions)
Interest expense, net	(118)	(264)
Other, net	440	286
Total other income and (deductions)	322	22
Income (loss) before income taxes	1,273	1,424
Income tax (benefit) expense	440	462
Net income (loss)	833	962
Net income (loss) attributable to noncontrolling interests	(6)	5
Net income (loss) attributable to common shareholders	$839	$957

Change in Net income (loss) attributable to common shareholders from 2025 to 2026	$(326)	$1,146

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$697	$3,641
Restricted cash and cash equivalents	380	107
Accounts receivable	4,661	4,266
Derivative assets	2,167	945
Inventories, net	3,368	1,736
Renewable energy credits	784	789
Assets held for sale	5,743	126
Other	1,165	509
Total current assets	18,965	12,119
Property, plant, and equipment, net	41,228	22,474
Deferred debits and other assets
Nuclear decommissioning trust funds	20,492	19,336
Goodwill	11,527	420
Derivative assets	1,741	450
Other	4,300	2,450
Total deferred debits and other assets	38,060	22,656
Total assets	$98,253	$57,249

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$5,226	$1,650
Long-term debt due within one year	363	92
Accounts payable and accrued expenses	4,432	4,294
Derivative liabilities	716	467
Renewable energy credit obligation	927	1,075
Other	1,368	366
Total current liabilities	13,032	7,944
Long-term debt	19,111	7,250
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	8,513	3,544
Asset retirement obligations	12,612	13,193
Pension and non-pension postretirement benefit obligations	1,844	1,977
Payable related to Regulatory Agreement Units	5,914	5,334
Derivative liabilities	601	414
Other	4,304	2,740
Total deferred credits and other liabilities	33,788	27,202
Total liabilities	65,931	42,396
Commitments and contingencies
Shareholders’ equity
Common stock	26,683	11,043
Retained earnings (deficit)	7,692	5,899
Accumulated other comprehensive income (loss), net	(2,398)	(2,425)
Total shareholders’ equity	31,977	14,517
Noncontrolling interests	345	336
Total equity	32,322	14,853
Total liabilities and shareholders’ equity	$98,253	$57,249

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$2,111	$962
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and contract amortization	2,368	1,300
Deferred income taxes and amortization of ITCs	740	14
Net fair value changes related to derivatives	(589)	188
Net realized and unrealized (gains) losses on NDT funds	(419)	(336)
Net realized and unrealized (gains) losses on equity investments	24	275
Other non-cash operating activities	(240)	(21)
Changes in assets and liabilities:
Accounts receivable	307	208
Inventories	(63)	17
Accounts payable and accrued expenses	(1,277)	(229)
Option premiums received (paid), net	(52)	18
Collateral received (posted), net	(357)	(242)
Income taxes	13	209
Pension and non-pension postretirement benefit contributions	(200)	(181)
Other assets and liabilities	(813)	(598)
Net cash flows provided by (used in) operating activities	1,553	1,584
Cash flows from investing activities
Capital expenditures	(2,521)	(1,573)
Proceeds from NDT fund sales	4,737	3,830
Investment in NDT funds	(4,911)	(3,999)
Acquisition of Calpine, net of cash and restricted cash acquired	(2,537)	—
Other investing activities	131	(16)
Net cash flows provided by (used in) investing activities	(5,101)	(1,758)
Cash flows from financing activities
Change in short-term borrowings	2,586	—
Proceeds from short-term borrowings with maturities greater than 90 days	4,500	900
Repayments of short-term borrowings with maturities greater than 90 days	(3,500)	—
Issuance of long-term debt	5,001	—
Retirement of long-term debt	(5,352)	(1,008)
Dividends paid on common stock	(309)	(244)
Repurchases of common stock	(1,971)	(400)
Other financing activities	(78)	(141)
Net cash flows provided by (used in) financing activities	877	(893)
Increase (decrease) in cash, restricted cash, and cash equivalents	(2,671)	(1,067)
Cash, restricted cash, and cash equivalents at beginning of period	3,748	3,129
Cash, restricted cash, and cash equivalents at end of period	$1,077	$2,062

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$7,504	$525	(b),(c),(d)	$6,101	$(87)	(b),(c)
Operating expenses
Purchased power and fuel	4,023	(114)	(b),(d)	3,132	77	(b)
Operating and maintenance	2,253	(214)	(c),(e),(h)	1,617	(76)	(c),(e)
Depreciation and amortization	443	(14)	(c),(e)	254	(32)	(c),(g)
Taxes other than income taxes	207	(3)	(e)	147	—
Total operating expenses	6,926			5,150
Gain (loss) on sales of assets	2	—		—	—
Operating income (loss)	580			951
Other income and (deductions)
Interest expense, net	(283)	16	(b),(e)	(118)	(2)	(b)
Other, net	603	(574)	(b),(c),(f)	440	(418)	(b),(c),(f)
Total other income and (deductions)	320			322
Income (loss) before income taxes	900			1,273
Income tax (benefit) expense	398	(95)	(b),(c),(d),(e),(f),(h)	440	(237)	(b),(c),(e),(f),(g)
Equity in losses of unconsolidated affiliates	6	—		—	—
Net income (loss)	508			833
Net income (loss) attributable to noncontrolling interests	(5)	—		(6)	1	(i)
Net income (loss) attributable to common shareholders	$513			$839
Effective tax rate	44.2%			34.6%
Earnings per average common share
Basic	$1.42			$2.67
Diluted	$1.42			$2.67
Average common shares outstanding
Basic	360			314
Diluted	360			314
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2026, reflects the non-cash impacts of the amortization of certain commodity contracts at fair value associated with the Calpine acquisition.
(e)Adjustment for costs associated with the completion of the Calpine merger and subsequent integration of its operations.
(f)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for changes in legal and environmental liabilities.
(i)Adjustment for elimination of the noncontrolling interest related to certain adjustments.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$18,626	$(586)	(b),(c),(d)	$12,889	$199	(b),(c)
Operating expenses
Purchased power and fuel	10,375	(416)	(b),(d)	7,516	(7)	(b)
Operating and maintenance	4,033	(145)	(c),(e),(i)	3,162	(154)	(c),(e),(i)
Depreciation and amortization	886	(34)	(c),(e)	502	(69)	(c),(g)
Taxes other than income taxes	436	(5)	(e)	307	—
Total operating expenses	15,730			11,487
Gain (loss) on sales of assets	16	—		—	—
Operating income (loss)	2,912			1,402
Other income and (deductions)
Interest expense, net	(536)	32	(b),(e)	(264)	32	(b)
Other, net	649	(580)	(b),(c),(f)	286	(231)	(b),(c),(f)
Total other income and (deductions)	113			22
Income (loss) before income taxes	3,025			1,424
Income tax (benefit) expense	928	(327)	(b),(c),(d),(e),(f),(h),(i)	462	(88)	(b),(c),(e),(f),(g)
Equity in income (losses) of unconsolidated affiliates	14	—		—	—
Net income (loss)	2,111			962
Net income (loss) attributable to noncontrolling interests	8	3	(j)	5	3	(j)
Net income (loss) attributable to common shareholders	$2,103			$957
Effective tax rate	30.7%			32.4%
Earnings per average common share
Basic	$5.89			$3.05
Diluted	$5.88			$3.05
Average common shares outstanding
Basic	357			314
Diluted	357			314
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for unrealized gains and losses on economic hedges interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARC Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2026, reflects the non-cash impacts of the amortization of certain commodity contracts at fair value associated with the Calpine acquisition.
(e)Adjustment for costs associated with the completion of the Calpine merger and subsequent integration of its operations.
(f)Adjustment for Pension and OPEB Non-Service credits.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(i)Adjustment for changes in legal and environmental liabilities.
(j)Adjustment for elimination of the noncontrolling interest related to certain adjustments.

Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
(GWhs)	2026	2025	2026	2025
Nuclear Generation(a)
Mid-Atlantic	12,676	12,263	26,002	25,440
Midwest	23,112	23,760	46,086	47,356
New York	6,336	6,632	12,351	12,913
ERCOT	2,036	2,515	4,388	5,044
Total Nuclear Generation	44,160	45,170	88,827	90,753

Natural Gas, Oil, and Renewables(a)
Mid-Atlantic	611	810	1,351	1,442
Midwest	273	258	617	643
ERCOT	3,742	3,206	6,480	6,290
Other Power Regions	1,109	1,286	2,852	3,090
Calpine	24,914	—	51,411	—
Total Natural Gas, Oil, and Renewables	30,649	5,560	62,711	11,465

Purchased Power
Mid-Atlantic	3,063	3,750	7,157	8,544
Midwest	394	475	811	963
ERCOT	640	837	1,326	1,495
Other Power Regions	8,181	9,849	17,496	20,844
Calpine	2,728	—	4,817	—
Total Purchased Power	15,006	14,911	31,607	31,846

Total Supply/Sales by Region
Mid-Atlantic	16,350	16,823	34,510	35,426
Midwest	23,779	24,493	47,514	48,962
New York	6,336	6,632	12,351	12,913
ERCOT	6,418	6,558	12,194	12,829
Other Power Regions	9,290	11,135	20,348	23,934
Calpine	27,642	—	56,228	—
Total Supply/Sales by Region	89,815	65,641	183,145	134,064

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Outage Days(b)
Refueling	86	41	185	129
Non-refueling	20	22	20	22
Total Outage Days	106	63	205	151
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants.
(b)Outage days exclude Salem and STP.

Electricity Reference Prices(a)	Three Months Ended June 30,		Six Months Ended June 30,
ISO/RTO	2026	2025	2026	2025
PJM - PJM West	$51.40	$42.43	$74.28	$48.06
PJM - ComEd	29.32	31.09	40.01	33.20
NYISO - Central	40.51	37.40	76.37	56.36
ERCOT - North	29.58	32.75	35.12	32.07
ERCOT - Houston	32.62	36.95	35.59	34.34
ISO-NE - Southeast Massachusetts	48.18	40.31	83.50	72.53
CAISO - NP15	17.28	26.62	23.14	33.79

Capacity Reference Prices	Three Months Ended June 30,		Six Months Ended June 30,
ISO/RTO	2026	2025	2026	2025
PJM - Eastern Mid-Atlantic Area Council	$289.67	$125.71	$279.80	$89.65
PJM - ComEd	289.67	109.25	279.80	69.09
NYISO - Rest of State	195.67	132.89	154.00	109.61
ISO-NE - Rest of Pool(b)	84.99	83.17	84.68	82.87

ZEC Reference Prices(a)	Three Months Ended June 30,		Six Months Ended June 30,
State (Segment)	2026	2025	2026	2025
New Jersey (Mid-Atlantic)(c)(d)	$—	$10.00	$—	$10.00
Illinois (Midwest)	1.12	6.64	1.15	8.01
New York (New York)(c)	14.76	14.76	14.76	16.52

Natural Gas Prices(a)	Three Months Ended June 30,		Six Months Ended June 30,
Location	2026	2025	2026	2025
Henry Hub	$2.93	$3.16	$3.91	$3.71
Transco Zone 6(e)	2.13	2.40	5.78	4.22
Houston Ship Channel(f)	2.45	2.74	2.85	3.10
PG&E Citygate(g)	1.55	2.81	1.81	3.26
Algonquin Citygate(h)	2.37	2.86	8.19	7.32
__________
(a)Reference prices may not necessarily reflect prices we ultimately realized.
(b)We did not have significant activity at this zone for the three months ended June 30, 2025.
(c)The NY and NJ state-sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(d)The New Jersey ZEC program concluded in May 2025.
(e)Transcontinental Gas pipeline located in Mid-Atlantic region.
(f)Houston-area pipeline and industrial network located in ERCOT region.
(g)Pacific Gas & Electric Company virtual trading point located in West region.
(h)Algonquin Gas Transmission physical delivery point located in New England region.
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